Exhibit 10(x)

STATE OF GEORGIA

COUNTY OF GWINNETT

                         ASSIGNMENT OF RENTS AND LEASES

                   In Re: 910 Church Street, Decatur, Georgia

            For value received, the undersigned hereby grants, transfers and assigns to Brince H. Manning, III & Calvin A. Liepold, Jr. all of his rights, title and interest in, to and under any and all leases or other rental agreements, whether written or oral, affecting or covering all or any portion of the above-referenced property (hereinafter referred to as "premises"), together with all rents, security deposits or other sums currently held by the undersigned or which come due after the date hereof.

            WITNESS the hand and seal of the undersigned this 7th day of January, 1999.


                                         /s/  Steven E. Marcus
                                         ----------------------
                                              STEVEN E. MARCUS



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Witness